Exhibit 99.1


                                                    Frontier Communications
                                                          3 High Ridge Park
                                                         Stamford, CT 06905
                                                               203.614.5600
                                                           www.frontier.com
Contact:
David Whitehouse
203-614-5708



   Frontier Communications Board of Directors Affirms Annual Dividend Policy

STAMFORD, Conn., March 6, 2009 - In response to recent developments with respect to companies reducing or suspending dividends on their common stock, Frontier Communications Corporation (NYSE: FTR) announced today that its Board of Directors has reaffirmed their current intention to maintain the annual dividend of $1.00 per share on the Company's common stock.

Declarations and payment of future dividends will be at the discretion of the Company's Board of Directors, and will depend on many factors, including the Company's financial condition, results of operations, growth prospects, funding requirements, applicable law, restrictions in its credit facilities and other factors the Board of Directors deems relevant.

On its February 25, 2009 fourth-quarter earnings call, Frontier furnished guidance on free cash flow of $460 to $485 million for the year ending December 31, 2009 and reiterated that the Company has no material debt maturing until May 2011. In light of these facts, as well as the considerations listed above, the Frontier Board of Directors considers the targeted return of 60-70% of free cash flow to common shareholders in the form of dividends to be an appropriate strategy for the Company.

About Frontier Communications Corporation

Frontier Communications Corporation (NYSE: FTR) is a full-service communications provider and one of the largest local exchange telephone companies in the country. Under the Frontier brand name, the company offers telephone, television and Internet services, as well as wireless data, bundled offerings, ESPN360 streaming video, security solutions and specialized bundles for small businesses and home offices.

                                     -MORE-

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Forward-Looking Statements

This presentation contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: reductions in the number of our access lines and High-Speed Internet subscribers; the effects of competition from cable, wireless and other wireline carriers (through voice over internet protocol (VOIP) or otherwise); reductions in switched access revenues as a result of regulation, competition and/or technology substitutions; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product offerings and the risk that we will not respond on a timely or profitable basis; the effects of changes in both general and local economic conditions on the markets we serve, which can impact demand for our products and services, customer purchasing decisions, collectability of revenue and required levels of capital expenditures related to new construction of residences and businesses; our ability to effectively manage service quality; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to our customers; our ability to sell enhanced and data services in order to offset ongoing declines in revenue from local services, switched access services and subsidies; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulators; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, including potential changes in state rate of return limitations on our earnings, access charges and subsidy payments, and regulatory network upgrade and reliability requirements; our ability to effectively manage our operations, operating expenses and capital expenditures, to pay dividends and to reduce or refinance our debt; adverse changes in the credit markets and/or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability of, and/or increase the cost of financing; the effects of bankruptcies and home foreclosures, which could result in increased bad debts; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; further declines in the value of our pension plan assets, which could require us to make contributions to the pension plan beginning in 2010; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; our ability to successfully renegotiate union contracts expiring in 2009 and thereafter; our ability to pay a $1.00 per common share dividend annually, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes (which will increase in 2009) and our liquidity; the effects of significantly increased cash taxes in 2009 and thereafter; the effects of any unfavorable outcome with respect to any of our current or future legal, governmental or regulatory proceedings, audits or disputes; the possible impact of adverse changes in political or other external factors over which we have no control; and the effects of hurricanes, ice storms and other severe weather. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.


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